SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2002

TRIO-TECH INTERNATIONAL
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-13914	95-2086631
(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street Van Nuys, California	91411
(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Item 4.    Changes in Registrant’s Certifying Accountant

Deloitte & Touche LLP (the “Former Accountant”) was previously the principal accountant for Trio-Tech International (“TTI”). On June 28, 2002, TTI dismissed the Former Accountant as TTI’s principal accountant.

The Former Accountant’s report on the consolidated financial statements for the fiscal years ended June 30, 2001 and June 30, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors.

During TTI’s fiscal years ended June 30, 2001 and June 30, 2000, and any subsequent interim periods preceding the dismissal of the Former Accountant, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On June 28, 2002, BDO Seidman, LLP was engaged as the principal accountant to audit the financial statements of TTI.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits:

16.	Letter re Change in Certifying Accountant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIO-TECH INTERNATIONAL (Registrant)

By:	/s/ DALE C. CHEESMAN
Dale C. Cheesman, Corporate Secretary/Controller

Date: July 2, 2002

3

EXHIBIT INDEX

Number	Item

16	Letter from Deloitte & Touche LLP regarding change in certifying accountant

4